EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Legacy Bancorp Inc.’s Registration Statement No. 333-xxxxx on Form S-8 of our report dated March 15, 2006 relating to the consolidated financial statements of Legacy Bancorp, Inc. and Subsidiary appearing in the Annual Report on Form 10-K.

/s/ Wolf & Company, P.C.
Boston, Massachusetts
December 19, 2006

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